FIRST AMENDMENT TO AMENDED AND RESTATED LEASE
This First Amendment to Amended and Restated Lease (“First Amendment”), dated as of February 1, 2015, is entered into by and between Batton Associates, LLC, a California limited liability company (“Lessor”), and Aerohive Networks Incorporated, a Delaware corporation (“Lessee”). Any capitalized terms in this First Amendment that are not defined herein shall have the meaning given to them in the Lease.
RECITALS

A.
    Lessor and Lessee entered into that certain Amended and Restated Lease dated March 1, 2011 (the “Lease”) for the premises located at 328 Gibraltar Drive (the “328 Building”) and 330 Gibraltar Dive (the “330 Building”), Sunnyvale, California.

B.	The term of the Lease is scheduled to expire on November 30, 2015.

C.	Lessor and Lessee now desire to extend the term of the Lease with equal respect to both the 328 Building and the 330 Building on the terms and conditions set forth in this First Amendment.
AGREEMENT
In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:
1.    Term.    Paragraphs 3(b) and 7(b) of the Lease are hereby amended to extend the term of the Lease for the 330 Building and the term of the Lease for the 328 Building for a period of approximately ten (10) months, so that subject to Lessee's option to further extend the term as set forth in paragraphs 4(b) and 8(b) of the Lease, the term of the Lease for the 330 Building and the term of the Lease for the 328 Building shall now expire on September 23, 2016.
2.    Monthly Base Rent. Paragraph 5(a) of the Lease is hereby amended to provide that, for the period from December 1, 2015 through September 23, 2016, the total Monthly Base Rent for the 330 Building and the 328 Building shall be $86,222.64 per month (i.e., $47,590.48 per month for the 330 Building plus $38,632.16 per month for the 328 Building).
3.    Options to Extend. Paragraphs 4(a), 4(c), and 8(a) of the Lease are hereby deleted in their entirety.
4.    Condition of Premises. Pursuant to California Civil Code Section 1938, Lessor hereby notifies Lessee that the Premises have not been inspected by a Certified Access Specialist (CASp).
5.    Brokers. Lessor and Lessee each represent and warrant to the other that it has not had any dealings with any real estate broker, agent, finder or other person with respect to this First Amendment, such that no commission or finder's fee shall be payable by Lessor with respect to this First Amendment, any option extension period exercised by Lessee, or any other extension of the term of the Lease pursuant to the terms of the Lease, as such terms may be amended by this First Amendment.
6.    No Further Modifications. Except to the extent modified by this First Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect.
7.    Counterparts.    This First Amendment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

LESSOR			LESSEE

BATTON ASSOCIATES, LLC			AEROHIVE NETWORKS INCORPORATED,
a California limited liability company			a Delaware corporation

By:	W.F. Batton Management Company,	By:	/s/ Steve Debenham
	a California corporation,	Name:	Steve Debenham
	Managing Member	Title:	VP, GC & Secretary
By:	/s/ Harold Balzer
Harold Balzer, President